 _________________________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2012

SANTO MINING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-169503	27-0518586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ave. Sarasota #20, Torre Empresarial, Suite 1103 Santo Domingo, Dominican Republic
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 809-535-9443

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into Material Definitive Agreement

On September 17, 2012, Santo Mining Corp. (“the Company”) entered into a subscription agreement (the “Subscription Offering”) with a private investor (the “Purchaser”) under a private placement offering (the “Offering”), of shares of the Company’s common stock, par value $0.00001 (the “Shares”).  600,000 Shares were sold in the Offering at a price of $0.50 per share for gross proceeds to the Company of $300,000. Since the beginning of 2012, the Company has raised an aggregate of $501,000 through private placement offerings.

The foregoing descriptions of the terms of the Subscription Agreement are qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Items 1.01 of this Report, which disclosure is incorporated herein by reference.

The issuance of the Shares in the Offering was exempt from registration pursuant to Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This determination was based upon the representations of the Investors that they were not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Securities Act.

Item 9.01      Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2012

SANTO MINING CORP.

By:	/s/ Alain French
Alain French President and Chief Executive Officer